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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

    The following is a listing of all subsidiaries of The Seibels Bruce Group, Inc. as of December 31, 2000:

SUBSIDIARY                                                    STATE OF INCORPORATION
Agency Specialty of Kentucky, Inc.                            Kentucky

America's Flood Services, Inc                                 California

Catawba Insurance Company                                     South Carolina

Consolidated American Insurance Company                       South Carolina

FLT Plus, Inc.                                                South Carolina

Graward General Companies, Inc.                               Tennessee

Investors National Life Insurance Company of South Carolina   South Carolina

Policy Finance Company                                        South Carolina

Premium Budget Plan, Inc.                                     North Carolina

Seibels, Bruce & Company                                      South Carolina

Seibels Bruce Service Corporation                             South Carolina

Seibels Bruce Specialty, Inc.                                 South Carolina

South Carolina Insurance Company                              South Carolina

Universal Insurance Company                                   North Carolina

The financial statements of these subsidiaries are included in the Registrant's consolidated financial statements.

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